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                                                                                                                    Exhibit 11
                          LOCKHEED CORPORATION
            COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                   (In millions except per-share data)



                                                                        December    December    December    December    December
                                                                        26, 1993    27, 1992    29, 1991    30, 1990    31, 1989
                                                                        --------    --------    --------    --------    --------
PRIMARY EARNINGS PER SHARE

 Earnings from continuing operations and before cumulative effect
  of change in accounting principle available for common stock ......   $    422    $    348    $    308    $    335    $      6
                                                                        ========    ========    ========    ========    ========
 Net earnings (loss) available for common stock .....................   $    422    $   (283)   $    308    $    335    $      2
                                                                        ========    ========    ========    ========    ========
 Applicable common stock shares:
   Average outstanding during the period ............................       62.2        61.5        63.2        63.2        62.5
   Weighted average shares issuable upon exercise of common stock equivalents outstanding based on the average market price
    during the using the "treasury stock" method ....................         .7          .2          .2                      .1
                                                                        --------    --------    --------    --------    --------
       Total ........................................................       62.9        61.7        63.4        63.2        62.6
                                                                        ========    ========    ========    ========    ========
 Earnings from continuing operations and before cumulative effect
  of change in accounting principle per share of common stock .......   $   6.70    $   5.65    $   4.86    $   5.30    $    .10
                                                                        ========    ========    ========    ========    ========
 Net earnings (loss) per share of common stock ......................   $   6.70    $  (4.58)   $   4.86    $   5.30    $    .03
                                                                        ========    ========    ========    ========    ========

FULLY DILUTED EARNINGS PER SHARE

 Earnings from continuing operations and before cumulative effect of change in accounting principle available for common stock
  shown above .......................................................   $    422    $    348    $    308    $    335    $      6
                                                                        ========    ========    ========    ========    ========
 Net earnings (loss) applicable to common stock shown above .........   $    422    $   (283)   $    308    $    335    $      2
                                                                        ========    ========    ========    ========    ========
 Applicable common stock shares:
  Average outstanding during period .................................       62.2        61.5        63.2        63.2        62.5
  Weighted average shares issuable upon exercise of common stock equivalents outstanding based on the higher of the closing or the average market price during the period using the "treasury
   stock" method ....................................................         .9          .2          .2                      .1
                                                                        --------    --------    --------    --------    --------
      Total .........................................................       63.1        61.7        63.4        63.2        62.6
                                                                        ========    ========    ========    ========    ========
 Earnings from continuing operations and before cumulative effect
  of change in accounting principle per share of common stock .......   $   6.68    $   5.65    $   4.86    $   5.30    $    .10
                                                                        ========    ========    ========    ========    ========
 Net earnings (loss) per share of common stock ......................   $   6.68    $  (4.58)   $   4.86    $   5.30    $    .03
                                                                        ========    ========    ========    ========    ========
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